UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 24, 2009 (June 18, 2009)

Cyberonics, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	000-19806	76-0236465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Cyberonics Blvd., Houston, Texas 77058
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 281-228-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2009, Cyberonics, Inc. (the “Company”) entered into new employment agreements with each of its executive officers, other than its Chief Executive Officer (“CEO”).  The agreements are effective as of June 1, 2009, concurrent with the expiration of the employment agreements of some of the executive officers, and will expire on May 2, 2011, the date of expiration of the CEO’s pre-existing employment agreement, a copy of which has been filed with the Securities and Exchange Commission (the “SEC”).

The form of agreement used for each of the new employment agreements is included as Exhibit 10.1 to this report and incorporated by reference into this Item 5.02.

In the event that the Company terminates the executive officer without “Cause,” as defined in the agreement, or the executive officer terminates employment for a “Good Reason,” as defined in the agreement, then the executive officer is entitled to the following benefits (the “Severance Benefits”):

•	a payment equal to 1.5 times the sum of the executive officer’s annual base salary and average bonus amount paid to the executive officer for the past two fiscal years;

•	accelerated vesting of time-based-vesting equity awards that would have vested in the 12 months succeeding the termination date had the executive officer remained employed during that period;

•
accelerated vesting of performance-based-vesting restricted stock as determined by the Compensation Committee in its sole discretion to represent the extent of progress, if any, toward attainment of the performance criteria as of the date of the executive officer’s termination;

•
reimbursement for the costs to obtain coverage under the Company’s group health plan pursuant to the Consolidated Omnibus Reconciliation Act for the executive officer and his eligible dependents for a period of 12 months measured from the termination date; and

•	waiver of the requirement, if any, to repay relocation benefits as otherwise required by the Company’s relocation policy.

In the event that, within one year following a “Change of Control,” as defined in the agreement, either the Company terminates the executive officer’s employment without Cause, or the executive officer terminates employment for a Good Reason, then the executive officer is entitled to receive the Severance Benefits, except that in lieu of the payment equal to 1.5 times the sum of the executive officer’s annual base salary and average bonus amount for the past two fiscal years, the payment equals two times the sum of the executive officer’s annual base salary plus target bonus amount in effect on the date of termination.

The employment agreements replace the executive officers’ pre-existing Employment Agreements, to the extent not already expired, and Severance Agreements, copies of which are on file with the SEC.  The Severance Agreements provided for a severance payment equal to three times the sum of the executive officer’s annual base salary plus target bonus amount, as well as a gross-up payment for any excise tax imposed thereon under Section 4999 of the Internal Revenue Code.

The annual base salary as reflected in the employment agreement for each Named Executive Officer is set forth in the table below.

Named Executive Officer	Annual Base Salary (as of June 1, 2009)
Gregory H. Browne	$278,250
James A. Reinstein	$300,150
Randal L. Simpson	$240,000
David S. Wise	$255,000

Item 9.01 Financial Statements and Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description

10.1†	Form of Employment Agreement effective June 1, 2009 (as to Messrs. Browne, Reinstein, Simpson, and Wise)

† Management contract or compensatory plan or arrangement filed pursuant to Item 601(b)(10)(iii) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyberonics, Inc.

By: /s/ David S. Wise
Name: David S. Wise
Title: Secretary
June 24, 2009

Exhibit Index

Exhibit No.	Description

10.1	Form of Employment Agreement effective June 1, 2009 (as to Messrs. Browne, Reinstein, Simpson, and Wise)